UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2013

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2013, VistaGen Therapeutics, Inc., a Nevada corporation (the "Company"), and Platinum Long Term Growth VII, LLC ("Platinum") entered into an Amendment and Waiver (the "Amendment") to modify certain terms of the parties' Note Exchange and Purchase Agreement, dated October 11, 2012, as amended (the "Agreement"). Pursuant to the Agreement and Platinum's purchase of $3.25 million of promissory notes thereunder, the Company issued approximately 3.27 million Common Stock warrants to Platinum (the "Warrants"). As consideration for Platinum's waiver of certain anti-dilution provisions contained in the Warrants with respect to certain approved dilutive issuances set forth in the Amendment, the Amendment reduced the exercise price of the Warrants to $0.50 per share. A copy of the Amendment is attached hereto as Exhibit 10.1.

The foregoing description of the Amendment, the Agreement and the Warrants do not purport to be complete, and are qualified in their entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1, the Agreement and the Warrants attached as Exhibit 10.1 and Exhibit 10.3, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2012, all of which are incorporated by reference herein.

Item 8.01 Other Events.

On April 8, 2013, the Company entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with a foreign subsidiary of Bergamo Acquisition Corp. ("Bergamo") providing for the sale and issuance of 72 million shares of Company Common Stock to Bergamo, at a purchase price of $0.50 per share, for a total investment commitment by Bergamo of $36 million (the "Bergamo Financing").

On April 30, 2013, the Company and Bergamo amended the Securities Purchase Agreement to establish a series of monthly closing dates for the Bergamo Financing ending September 30, 2013. Due to administrative delays associated with Bergamo's inter-company protocol for international funds transfers, the initial closing of the Bergamo Financing has not yet occurred. However, although no assurances can be given when the initial closing will occur, based on management's regular and ongoing communications with Bergamo, the Company anticipates that the funding related to the Bergamo Financing which was scheduled to occur in May 2013 will be completed in June 2013, and that subsequent monthly funding will be completed in accordance with the terms of the Securities Purchase Agreement, as previously reported.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects","anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   June 3, 2013
By:	/s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment and Waiver